UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2015

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Vice President, Principal Accounting Officer

On March 19, 2015, Harris Corporation (the “Company” or “Harris”) entered into an employment offer letter agreement with Mr. Todd Taylor (the “Offer Letter Agreement”) pursuant to which Mr. Taylor will become Vice President, Principal Accounting Officer of the Company effective May 11, 2015. Mr. Taylor will succeed Mr. Lewis A. Schwartz, who has served as the Company’s principal accounting officer since 2005. There is no disagreement between Mr. Schwartz and the Company on any matter relating to the Company’s financial condition or financial reporting. Mr. Schwartz will continue to serve the Company as Principal Accounting Officer until May 11, 2015 and thereafter in a full time role focused on the Company’s integration of Exelis Inc. Mr. Schwartz will also assist with Mr. Taylor’s transition.

Mr. Taylor, age 42, joins the Company from Molex Inc. where he served as Vice President of Finance, Chief Accounting Officer and Corporate Controller since September 2012. He joined Molex in 2008 as Director of Accounting and served as Director of Finance and Corporate Controller from 2010 to 2012. Prior to Molex he served as Director Financial Advisory & Internal Audit Services at PricewaterhouseCoopers from 2003-2008. He began his career as an auditor at McGladrey & Pullen LLP. Mr. Taylor received his BBA in accounting and finance from the University of Wisconsin-Madison and his MBA from Wake Forest University.

Offer Letter Agreement with Mr. Taylor

The Offer Letter Agreement, which was approved by the Management Development and Compensation Committee of the Board of Directors of the Company provides Mr. Taylor the following compensation and benefits:

•	an initial base salary at the annual rate of $275,000;

•	eligibility to receive an annual cash incentive under the Company’s Annual Incentive Plan (“ AIP ”) with a target value of 60% of his base salary. Such cash incentive award will be paid based upon the achievement of pre-established metrics and objectives. For fiscal 2015, Mr. Taylor’s payment under the AIP will be pro-rated for the portion of the fiscal year he is employed;

•	a grant of 3,500 shares of restricted stock under the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Equity Incentive Plan”). Such restricted stock will vest in its entirety upon the third anniversary of the grant date if Mr. Taylor is still employed by the Company on such date and will be governed by the Company’s Restricted Stock Award Agreement Terms and Conditions in effect as of June 28, 2014;

•	commencing with fiscal 2016, eligibility to receive annual equity grants under the Equity Incentive Plan with a target value of $180,000, calculated and having terms and conditions consistent with grants to the Company’s other executive officers;

•	a one-time sign-on bonus of $50,000;

•	participation in the Company’s 401(k) Retirement Plan, Supplemental Executive Retirement Plan, Performance Reward Plan and employee health and welfare plans on the same terms and conditions as the Company’s other executive officers; and

•	relocation benefits.

The Offer Letter Agreement does not provide for a term of employment. However, if Mr. Taylor’s employment is terminated within 24 months of his start date by the Company other than for “cause” (as defined in the Offer Letter Agreement) or by Mr. Taylor as a result of a “constructive termination” (as defined in the Offer Letter Agreement), subject to his execution and delivery of a general release of claims against the Company, he will be entitled to receive a cash severance payment equal to the aggregate of his then-current annual base salary and annual cash incentive compensation under the AIP at target.

The Offer Letter Agreement also provides that Mr. Taylor will be entitled to enter into an Executive Change in Control Severance Agreement in the form filed as Exhibit 10(o) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2010 (the “ CIC Agreement ”). In the event of a change in control of the Company (as defined in the CIC Agreement), Mr. Taylor will be entitled to the compensation and benefits under the CIC Agreement in lieu of any compensation and benefits pursuant to the Offer Letter Agreement if his employment terminates within two years following a change in control of the Company under the circumstances provided in the CIC Agreement. Generally, these severance benefits will include:

•	payment of all accrued compensation, a pro-rated bonus and any unpaid accrued vacation pay;

•	a lump sum cash severance payment equal to two (2) times Mr. Taylor’s highest annual rate of base salary during the 12-month period prior to the date of termination plus two (2) times the greatest of Mr. Taylor’s highest annual bonus in the three fiscal years prior to the change in control, his target bonus for the year during which the change in control takes place or his target bonus for the year in which his employment is terminated;

•	continuation of medical, dental, accident, disability, life insurance and any similar benefits for up to two years; and

•	reimbursement of relocation expenses related to the pursuit of other business opportunities incurred within two years following the date of termination, recruitment or placement services and reimbursement for tax and financial services.

The form of CIC Agreement does not provide for any tax gross-ups of excise taxes that may be imposed by Internal Revenue Service rules or regulations.

The hiring of Mr. Taylor as Vice President, Principal Accounting Officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Taylor and any director or other executive officer of the Company and there are no related party transactions between the Company and Mr. Taylor reportable under Item 404(a) of Regulation S-K.

The foregoing description of the terms and conditions of the Offer Letter Agreement is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Offer Letter Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

March 25, 2015	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary